Q3 2017 EARNINGS PRESENTATION September 6, 2017 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including the results of our alliance with Volkswagen Truck & Bus and descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Q3 Highlights – Return to Profitability Improving market conditions Stronger core market share, up 140 basis points Additional restructuring actions to improve competitive position VW T&B alliance progressing well Broadening OnCommand® Connection offerings

New Products Driving Class 8 Heavy Share Growth 2017 Class 8 Heavy Truck Market Share By Powertrain Increasing customer consideration for our new products Class 8 Heavy industry powertrains split between 13L and 15L engines Navistar’s 15L share outpaces 13L share International® A26 engine: Catalyst for share growth Nearing 14,000 International® LT™ truck series orders Approaching 3,000 orders with International® A26 powertrain since launch in late February Navistar Composition Industry Composition

Executing on Our Strategy

NAVISTAR

Drive Operational Excellence

- Strong consolidated sales, up 6% from Q3 2016
- Revised used truck strategy, accelerating sales and driving lower inventories
- Rationalized 9/10 liter engine production at Melrose Park facility
- VW T&B alliance on plan to deliver synergies
- Cost management improving margins

Grow the Core Business

- Commenced deliveries of International® A26 powertrains
- Announced IC Bus® gas powertrain offering
- All-makes (Fleetrite®) and remanufactured (ReNEWed®) parts sales growing

INTERNATIONAL ®

Build New Sources of Revenue

- Surpassed 325,000 OnCommand® Connection (OCC) active VINs
- Announced strategic relationship with Edulog
- Ramped up GM contract manufacturing in Springfield, Ohio plant

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 5

Stronger Performance From Improving Sales ($ in millions, except per share and units) Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Includes U.S. and Canada School buses and Class 6-8 trucks. (B) Amounts attributable to Navistar International Corporation, net of tax.

All Segments Profitable – First Time Since 2011 ($ in millions)

Restructuring Actions Improving Competitiveness ($ in millions) Note:Please see the REG G in appendix for further details. Impact Gain (Loss) Finalized Chatham plant closing agreement $43 Ceasing production of 9/10L engines $-41 Sale of bus fabrication business $-5 Sale of non-core parts business $6 Net Impact $3

Used Truck Export Strategy Working Used Truck Inventory ($ in millions) Gross inventory balance: $280 million Net inventory balance: $106 million Accelerated disposition of legacy trucks, over 2,500 trucks sold Q3 inventory reserve addition: $14 million Lower used truck industry pricing environment Minimal MaxxForce® 13 truck inventory remaining by end of 2018 0 5,000 10,000 15,000 Oct. 2014 Oct. 2015 Oct. 2016 Jul. 2017 Inventory Composition MaxxForce 13 Other Vehicles

Warranty Liability Returning to Normal Levels Pre-Existing (P/E) Warranty Expense ($ in millions) Warranty liability approaching pre-EGR levels Q3 warranty expense (excluding pre-existing) as a percentage of revenue: 2.4% Improved reliability of new products Warranty liability balance: $659 million $0 $250 $500 $750 $1,000 2012 2013 2014 2015 2016 2017 Fcst Warranty Spend Warranty Expense $0 $500 $1,000 $1,500 Oct. 2012 Oct. 2013 Oct. 2014 Oct. 2015 Oct. 2016 Jul. 2017 Warranty Liability Balance Other Maxxforce

Improving Financial Flexibility 2017 Q3 Cash Balance Consolidated cash: $973 million(A) Manufacturing cash: $923 million(A) Manufacturing Cash(A) ($ in millions) (A) Amounts include manufacturing cash, cash equivalents, and marketable securities. Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. FY 2017 Manufacturing cash: ~$1 billion ~$1B $0 $400 $800 $1,200 Q4 2016 Q1 2017 Q2 2017 Q3 2017 FY2017 forecast

Guidance Summary (A) Expected incremental cost reductions in 2017 to be less than 2016. (B)Including senior note tack-on & capital injection from Volkswagen Truck and Bus. Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

Appendix

U.S. and Canada Dealer Stock Inventory* *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus.

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 Heavy Three Months Ended July 31, 2017 April 31, 2017 January 31, 2016 October 31, 2016 July 31, 2016 Core Markets (U.S. and Canada) Class 6 and 7 medium trucks ................................. ........................ 2 5% 29% 20% 18% 2 0 % Class 8 heavy trucks ................................ ................................ ......... 1 0% 11% 9% 13% 9 % Class 8 severe service trucks ................................. ......................... 12% 1 1% 1 3% 14% 12 % Combined class 8 trucks ................................ ................................ . 11% 1 1% 1 0% 13% 1 0%

Worldwide Truck Chargeouts

NAVISTAR

(in units)	Three Months Ended July 31, 2017	2016	Change	% Change
Core Markets (U.S. and Canada)				
School buses[A]	**3,900**	3,900	--%	--%
Class 6 and 7 medium trucks	**4,800**	3,500	1,300	37 %
Class 8 heavy trucks	**4,200**	3,800	400	11 %
Class 8 severe service trucks	**2,200**	1,900	300	16 %
Total Core Markets	**15,100**	13,100	2,000	15 %
Non "Core" Military	**200**	200	--%	--%
Other markets[B]	**2,900**	2,800	100	4 %
Total worldwide units	**18,200**	16,100	2,100	13 %
Combined class 8 trucks	**6,400**	5,700	700	12 %

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.

(A) The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag.
(B) Other markets primarily consist of Export Truck and Mexico.

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 16

Navistar Financial Corporation

Highlights

- Financial Services segment profit of $23 million for Q3 2017, & $51 million YTD
- U.S. financing availability of $286M as of July 31, 2017
- Financial Services debt/equity leverage of 3.6:1 as of July 31, 2017
- 2-year dealer floor-plan securitization completed June 2017 with improved pricing

Dealer Floor Plan

- NFSC wholesale trust as of July 31, 2017
  - $975M funding facility
  - Variable portion matures May 2018
  - Term portions mature September 2018 and June 2019
- On balance sheet

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- Program management continuity
- Broad product offering
- Ability to support large fleets
- Access to less expensive capital

Bank Facility

- Facility capacity was reduced to $357 million in December 2016
- Option to increase up to $700 million based on commitments
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- On balance sheet

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 17

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in loss of non-consolidated affiliates? A:Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2017 and beyond pension funding requirements? A: For the three and nine months ended July 31, 2017, we contributed $21 million and $67 million, respectively, and for the three and six months ended July 31, 2016, we contributed $20 million and $60 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. We currently anticipate additional contributions of approximately $46 million during the remainder of 2017. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, the impact of any future funding relief, and the impact of funding resulting from the closure of our Chatham, Ontario plant. We currently expect that from 2018 through 2020, we will be required to contribute $130 million to $190 million per year to the Plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Our cash tax payments are expected to remain low in 2017 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions

Frequently Asked Questions

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2016 the Company had deferred tax assets for U.S. federal NOLs valued at $945 million, state NOLs valued at $150 million, and foreign NOLs valued at $229 million, for a total undiscounted cash value of $1.3 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $262 million and other deferred tax assets of $2.0 billion resulting in net deferred tax assets before valuation allowances of approximately $3.6 billion. Of this amount, $3.4 billion was subject to a valuation allowance at the end of FY2016.

Q7: How does your FY 2017 Class 8 industry outlook compare to ACT Research?

A:

Reconciliation to ACT – Retail Sales	2017	
ACT*	211,600	
CY to FY adjustment	(5,851)	
Total (ACT comparable Class 8 Navistar)	205,749	
Navistar Industry Retail Deliveries Combined Class 8 Trucks**	190,000	220,000
Navistar difference from ACT	(15,279)	14,721
*Source: ACT N.A. Commercial Vehicle Outlook – August 2017	(7.7%)	6.9%
**Q2 2017 Earnings call range was 190k-220k		

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 19

Frequently Asked Questions Three Months Ended July 31, 2017 % Change (in units) 2017 2016 Change OEM sales-South America........... 6,000 5,400 600 11% Intercompany sales........................ 3,300 4,200 (900) (21%) Other OEM sales............................. 600 900 (300) (33%) Total sales.................................... 9,900 10,500 (600) (6%) Q9: How do you define manufacturing free cash flow? A: _____________________________ (A) Net of adjustments. Q10: What were your Worldwide Engine Shipments in the period? A: Qtr Ended Qtr Ended Qtr Ended Qtr Ended Qtr Ended (in millions) July 31, 2017 Apr. 30, 2017 Jan. 31, 2017 Oct. 31, 2016 Jul. 31, 2016 (61) $ (129) $ 22 $ 281 $ 90 $ (95) (136) 251 (3) 95 34 7 (229) 284 (5) (27) (20) (46) (32) (29) 7 $ (13) $ (275) $ 252 $ (34) $ Net Cash from Manufacturing Operations (A) ............. Capital Expenditures......................................................................... Less: Net Cash from Financial Services Operations............. Consolidated Net Cash from Operating Activities.............. Manufacturing Free Cash Flow.....................................

Outstanding Debt Balances

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information relating to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures.

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

(in millions)	July 31, 2017	Apr. 30, 2017	Jan. 31, 2017	Oct. 31, 2016
Manufacturing Operations:				
Cash and cash equivalents	**$ 868**	**$ 747**	$ 506	$ 761
Marketable securities	**55**	**171**	191	39
Manufacturing Cash, Cash equivalents, and Marketable securities	**$ 923**	**$ 918**	$ 697	$ 800
Financial Services Operations:				
Cash and cash equivalents	**$ 43**	**$ 24**	$ 67	$ 43
Marketable securities	**7**	**7**	7	7
Financial Services Cash, Cash equivalents, and Marketable securities	**$ 50**	**$ 31**	$ 74	$ 50
Consolidated Balance Sheet:				
Cash and cash equivalents	**$ 911**	**$ 771**	$ 573	$ 804
Marketable securities	**62**	**178**	198	46
Consolidated Cash, Cash equivalents, and Marketable securities	**$ 973**	**$ 949**	$ 771	$ 850

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 23

SEC Regulation G Non-GAAP Reconciliations

NAVISTAR

Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation

(in millions)	Quarters Ended July 31, 2017	2016
Profit (loss) attributable to NIC, net of tax	$ 36	$ (34)
Plus:		
Depreciation and amortization expense	57	53
Manufacturing interest expense (A)	67	63
Less:		
Income tax expense	—	(14)
EBITDA	$ 160	$ 96

(A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

(in millions)	Quarters Ended July 31, 2017	2016
Interest expense	$ 91	$ 84
Less: Financial services interest expense	24	21
Manufacturing interest expense	$ 67	$ 63

(in millions)	Quarters Ended July 31, 2017	2016
EBITDA (reconciled above)	**$ 160**	$ 96
Less significant items of:		
Adjustments to pre-existing warranties (A)	**6**	19
North America asset impairment charges (B)	**6**	12
Restructuring of North American manufacturing operations (C)	**(3)**	—
Cost reduction and other strategic initiatives	—	5
EGR product litigation (D)	**31**	—
Gain on sale (E)	**(6)**	—
Total adjustments	**34**	36
Adjusted EBITDA	**$ 194**	$ 132

For more detail on the items noted, please see the footnotes on slide 25.

Q3 2017 Earnings – 9/6/2017

NYSE: NAV 24

Significant Items Included Within Our Results

(in millions)	Quarter Ended July 31,	
Expense (income):	2017	2016
Adjustments to pre-existing warranties (A)	$ 6	$ 19
North America asset impairment charges (B)	6	12
Restructuring of North American manufacturing operations (C)	(3)	—
Cost reduction and other strategic initiatives	—	5
EGR product litigation (D)	31	—
Gain on sale (E)	(6)	—

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) In the third quarter of 2017, we recorded $6 million of asset impairment charges in our Truck segment relating to assets held for the sale of our Conway, Arkansas fabrication business and for certain assets under operating leases. In the third quarter of 2016, we recorded $11 million of asset impairment charges related to certain long lived assets in our Truck segment. In the third quarter of 2016, we recorded $1 million of asset impairment charges related to certain intangible assets in our Global operations segment.

(C) In the third quarter of 2017, we recorded a benefit of $3 million for restructuring in our Truck segment. In the quarter, we recorded $41 million of charges related to the cessation of production at our Melrose Park Facility, a net benefit of $43 million related to the execution of the closing agreement for our Chatham, Ontario plant which were recognized in Restructuring Charges and Costs of Products Sold, and the release of $1 million in OPEB liabilities in connection with the sale of our fabrication business in Conway, Arkansas.

(D) In the third quarter of 2017, we recognized a charge of $31 million for a jury verdict related to MaxxForce engine EGR litigation in our Truck segment.

(E) In the third quarter of 2017, we recognized a gain of $6 million related to the sale of a business line in our Parts segment.

Q3 2017 Earnings – 9/6/2017
NYSE: NAV 25